EXHIBIT 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND
THE CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Mediscience Technology Corp., (the “Company”) on Form 10-Q for the quarter ended August 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Peter Katevatis, Chairman of the Board and Chief Executive Officer of the Company, and I, Frank D. Benick, Chief Financial Officer of the Company, certify, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13 (a) of 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. §78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

October 10, 2008	/s/ Peter Katevatis

Peter Katevatis
Chairman of the Board and Chief Executive Officer

October 10, 2008	/s/ Frank D. Benick

Frank D. Benick
Chief Financial Officer

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release Nos. 34-47551 and 34-47986 and shall not be considered “filed” as part of this 10-Q.

This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.